MANAGEMENT'S ASSERTION ON
COMPLIANCE WITH REGULATION AB CRITERIA

KeyBank National Association, as successor by merger to KeyCorp Real Estate Capital Markets, Inc (the "Asserting Party") is responsible for assessing compliance for the transactions listed on Attachment A for the period January 1, 2013 through December 31, 2013 (the "Reporting Period"), with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), except for the servicing criteria set forth in Sections 229.1122(d)(3)(i) — (iv) which the Asserting Party has concluded are not applicable to the servicing of the transactions listed on Attachment A, backed by commercial real estate mortgage loans and serviced by the Asserting Party (the "Applicable Servicing Criteria"). Although the Asserting Party is responsible for assessing compliance with Section 229.1122 (d)(1)(iii) of Regulation AB, there were no servicing activities performed by the Asserting Party during the year ended December 31, 2013 that required this servicing criteria to be complied with.

The Asserting Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, except as discussed in Attachment B, with the applicable servicing criteria for the transactions listed on Attachment A backed by commercial real estate mortgage loans serviced by the Asserting Party.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

KeyBank National Association

By:	/s/ Marty O’Connor	/s/ Bryan Nitcher
	Marty O’Connor	Bryan Nitcher
	Executive Vice President	Senior Vice President

March 11, 2014

KeyBank National Association

Asset Backed Transactions Covered by Platform

For the period of January 1 through December 31, 2013

Attachment A

Commercial Mortgage Pass	BASST 2002-XI	CSFB 2002-CKN2
Through Certificates	BASST 2002-XI	CSFB 2002-CKP1
AMRS-RM1	BCMS 2012-K17	CSFB 2002-CKS4
ASC 1997-D5	BCMS 2012-K19	CSFB 2003-C3
BACM 2000-1	BCMS 2012-K708	CSFB 2003-CK2
BACM 2000-2	BCMS 2013-K27	CSFB 2006 OMA
BACM 2002-2	BCMS 20013-K31	CSFB 2007 C1 CL
BACM 2003-2	BCMS 2013-K502	CSFB 2007 C5 CL
BACM 2004-1	BOA 2001-1	CSFBCM 2003-C4
BACM 2004-2	BOA 2001-PB1	CSFBCM 2003-C5
BACM 2004-3	BOA 2002-PB2	CSFBCM 2004-C1
BACM 2004-4	BOZ 2002-X1	CSFBCM 2004-C2
BACM 2004-5	BOA FUNB 2001-3	CSFBMSC 2004-C5
BACM 2004-6	BS 1998-C1	CSFBMSC 2004-C4
BACM 2005-1	BS 1999-CLF1	CSFBMSC 2005-C2
BACM 2005-2	BSCMSI 2007-BBA8	CSFBMSC 2005-C4
BACM 2005-3	CBA MEZZ 2004 C1	CSFBMSC 2005-C6
BACM 2005-4	CCAO Series 1 &2	CSFBMSC 2006-C1
BACM 2005-5	CD 2007 CD5	CSFBMSC 2012-KP01
BACM 2005-6	CFCRE 2011-C2	CSFBMSC 2012-K705
BACM 2006-1	CGCMT 2007-FL3	CSFBMSC 2013-K30
BACM 2006-2	CHASE 1997-C2	CSFBMSC 2013-K35
BACM 2006-3	CHASE 1998-1	CSMC 2008-C1
BACM 2006-4	CMLB 2001-CMLB1	CSMSC 2006 C5
BACM 2006-5	COMM 1999-C1	CSMSC 2006-C4
BACM 2006-6	COMM 2000-C1	CSMSC 2007 C2
BACM 2007-1	COMM 2006-C7	CSMSC 2007 C3
BACM 2007-2	COMM 2006-C8	CSMSC 2007 C4
BACM 2007-3	COMM 2007-C9	CSMSC 2007 C5
BACM 2007-4	COMM 2012-CCRE1	DBUBS 2011-LC3
BACM 2007-5	COMM 2012-CCRE5	DLJ 1997-CF2
BACM 2008-1	COMM 2012-LTRT	DLJ 1998-CF1
BACM 2008 LSI	COMM 2013-300P	DLJ 1998-CF2
BACM 2010-K7	COMM 2013- CCRE10	DLJ 2000-CKP1
BALL 2004 BBA4 SS	COMM 2013-CCRE13	DLJ 98CF2
BALL 2007 BMB1	COMM 2013CCRE8	DMARC 1998-C1
BALL 2007 BMB1 SS	COMM 2013-CCRE7	DMARC 2009-K4
BALL 2005 MIBI	COMM 2013-CCRE9	DMARC 2011-K11
BALL 2006 Park Ave Mezz	COMM 2013-GAM	DMARC 2011-K16
BALL 2009-FDG	COMM 2013-LC6	FDIC 2012-C1
BAML 2012-K21	CS 2006 TFL2	FREMF 2010-K5 SS
BAMLCM 2011-K13	CS 2006 TFL2 SAVA	FREMF 2010-K9 SS
BAMLCM 2011 K704	CS 2007 TFL1	FREMF 2011-K703 SS
BAMLCM 2011-KAIV	CS 2007 TFL2	FREMF 2012-K20 SS
BAMLL 2011-FSHN	CSFB 1998-C1	FREMF 2012-K22
BAMLL 2012-CLRN	CSFB 2001-CK1	FREMF 2012-K501 SS
BAMLL 2012-CLRN MZ	CSFB 2001-CK3	FREMF 2012-K705 SS
BAML 2012-PARK	CSFB 2001-CK3 Comp Lns	FREMF 2012-K706 SS
BAMLL 2013-DSNY MZ	CSFB 2001-CK6	FREMF 2012-K709 SS
BAMLL-DB 2012-OSI	CSFB 2001-CKN5	FREMF 2013-K25 SS

KeyBank National Association.-Management's Assertion Reg AB
Attachment A- Continued

Commercial Mortgage Pass	JPMCC 2007 CIBC18 SS	MS 2007-XLF9 SS
Through Certificates	JPMCC 2007-LDP10	MSBAM 2012-C5
continued	JPMCC 2011-C3	MSBAM 2012-CKS
FREMF 2013-K26 SS	JPMCC 2011-C5	MSC 1999-CAM1
FREMF 2013-K33 SS	JPMCC 2011-K14	MSC 2007 IQ16
FREMF 2013-K712	JPMCC 2011-K702	MSC 2011-C2
FULBBA 1998-C2	JPMCC 2012-C8	MSC 2012-C4
FUNB 2001-C1	JPMCC 2012-FL2	MSC 1999 WF1 SS
GCCF 2004-GG1	JPMCC 2012-HSBC	MSCI 1998 WF2
GE 2003-C2	JPMCC 2012-K18	MSCI 2008 TOP29
GECC 2001-1 SS	JPMCC 2012-K23	MSCI 2011-K701
GECC 2005-C2	JPMCC 2012-K706	MSCII 2003-IQ6
GECCMC 2002-2	JPMCC 2012-K710	MSCII 2004-IQ8
GECCMC 2003-C1	JPMCC 2012-KF01	MSCII 2005-IQ9
GECMC 2004-C1	JPMCC 2012-WLDN	MSCII 2012-K20
GECMC 2004-C2	JPMCC 2013-C13 SS	MSCIT 2011-C1
GECMC 2004-C3	JPMCC 2013-BOCA MZ	MSDWCI 2002-IQ2
GECMC 2005-C1	JPMCC 2013-DEL	NB FNMA 1995 M2
GECMC 2005-C3	JPMCC 2013-FL3	NL 1999-1
GECMC 2005-C4	JPMCC 2013-INN MZ	NL 1999-SL
CECMC 2006-C1	JPMCC 013-JWRZ MZ	NLF 1998-2
GECMC 2007-C1	JPMCC 2013-K28	NLF 1999-LTL-1 SS
GFT 1998-C1	JPMCC 2013-K32	PMAC 1999-C1
GFT 1998-C1 LC	JPMCC 2013-WT	PSSFC 1998 C-1
GMAC 2003-C1	KEY 2000-C1	PSSFC 1999 C-2
GMACC 1998-C2 SS	KEY 2007-SL1	PSSFC 1999 NRF-1
GMACC 2003-C2	LBCMT 1998-C1	RCMC 2012-CREL1
GMACCM 1997-C1 SS	LBCMT 2007 C3	Salomon 1999-C1 SS
GMACCM 1998-C1 SS	LBUBS 2000-C4	SBMS 2000-C2
GS 2007 GG11	LBUBS 2006- C7	SBMS 2002-Key2
GSMCII 2004-IQ7	LBUBS 2007- C1	Sovereign 2007-C1 SS
GSMS 2012-GCJ7	LBUBS 2007- C2	STWD 2013-FV1
GSMS 2012-GCJ9	LBUBS 2007-C6	UBS 2007-FL1 SS
GSMS 2013-650M	LBUBS 2007-C7	UBS 2012-C1
GSMS 2013-G1	Lehman 1988-C1 SS	UBS CCMT 2011 C1
GSMS 2013-PEMB	Lehman LLF 2007 C5	UBS-BAMLL 2012-WRM
GSMSC 1998-C1 SS	Maiden Lane 2008-1	UBSBCM 2013-C5
GSMSC 2010-K8	MCFI 1998-MC2	WBCMT 2006-C27 SS
GSMSC 2012 GC6	MLCFC 2006-2	WBCMT 2007 C30
GSMSC 2013 NYC5	MLCFC 2007-5	WBCMT 2007 WHALE8 SS
GSMSCII 2003-C1	MLCFC 2007-8	WCMT 2007-C31
GSMSCII 2004-GG2	MLCFC 2007-9	WCMT 2007-C33
JPM 2000-C9	MLFT 2006-1	WCMT 2007-C34
JPM 2007 CIBC20	MLFT 2008-LAQ	WFCM 2013-BTC SS
JPM 2009-IWST	MLMI 1998-C2 SS	WFCMS 2011-K12
JPM 2010-CNTR	MLMI 1999-C1	WFCMS 2011K15
JPM 2011-K10	MLMT 2003-KEY1	WFCMS 2011-K703
JPM 2013 ESH MZ	MLMT 2004 MKB1	WFCMS 2012-K709
JPM 2013 Coronado MZ	MLMT 2004-BPC1	WFCMS 2012-K711
JPMBB 2013-C12	MLMT 2004-KEY2	WFCMS 2013-K24
JPMBB 2013-C15	MLMT 2005 CKI1	WFCMS 2013-K26
JPMC 2001-A SS	MLMT 2005 MKB2	WFCMS 2013-K29
JPMC 2010-K6	MLMT 2007 C1	WFCMS 2013-K34
JPMC 2007-FL1 Part SS	MLMT 2008 C1	WFCMS 2013- KF02
JPMC 2007FL1 SS	MOTEL 6 2012-MTL6	WFCMS 2013-KS01
JPMCC 2005-LDP4	MS1998-HF2 SS	WMCMS 2003-C1

KeyBank National Association.-Management's Assertion Reg AB
Attachment A- Continued

Commercial Mortgage Pass	RGA RE	CSH San Marcos Cove LLC
Through Certificates	RGA RE US Mortality	Cypress Real Estate Adv
continued	RGA Security Life Of Denver	Dawn Grantor Trust
WMCMS 2005-C1	RGA Timberlake	Deka
WMCMS 2006-SL1	Royal Neighbors Of America	Dekabank Deutsche Girozent
WMCMS 2007-SL2	Symetra Life Insurance Co	Deutsche Genossenschafts
WMCMS 2007-SL3	Guggenheim CREF LLC	Deutsche Hypothekenbank
WVMT 2011-SBC1	Life Ins Co of Southwest	DiamondRock Allerton Owner
WVMT 2011-SBC2		Dime Savings Bank
WVMT 2011-SBC3	Small CMD	Dusseldorfer Hypotheken
	Bank of Internet USA	Eastern Development
Conduit	Third Party	Elliott Associates LP
CBA Mezz Cap	280P Mezz Holdings	Emigrant Realty Finance
Citigroup WH Fixed	666 Fifth Avenue	EOP Mezz 2 Sold Parti
Citigroup WH Floaters	AFL-CIO	EOP Mezz 3 Sold Parti
COLUMN LARGE WH	Aareal	EOP Mezz 4 Sold Parti
CSFB Interim	AIB Debt Management LLC	EOP Mezz 5 Sold Parti
DBS WH	American Bank	FDIC
ORIX WH	American Bank of NJ	Fidelity
ORIX WH CHICAGO	American Equity Inv Life	First Bank of Greenwich
	Anchor Bank	First City B Note Holders
CDO	Anthracite	First Federal of SC
Highland Park CDO I	Apollo Global Real Estate	First Federal of S Carolina
HMI I-CRE CDO 2007-1	Ashford Hospitality	First National Bank of NY
RCMC 2012 CREL1	AStar	Flatbush Federal Savings
	Athene Annuity Life	Fortress Credit
Agency	Banco Inbursa SA	GACC-Kennedy Wilson 2010
Fannie Mae Negotiated Sold	Bank of America	Galante Holdings Inc
FNMA - Direct Bond	Bank Santander Puerto Rico	Goldman Sachs Mtg Co
FNMA - DMBS	Bayerische Landesbank	Goldome 1986-2 Trust
FNMA - DUS	BBVA	GSRE-CS
FNMA - DUS ARM	Blackstone Group	G-Star 2005-5 Ltd GTSJ
FNMA - MBS	BLDG CM LLC	Guardian Life Insurance Co
FNMA - MBS A/360	BMO Harris Bank NA	Guggenheim
FNMA - Struct. Cash Facil.	BRE/CW Portfolio LLC	Guggenheim 2005-2
FNMA DUS CMA A_360	BRE/CW Portfolio LLC	Harrahs Mezz1
FNMA MBS/DUS 1	BRE/LQ Mezz A_B	Harrahs Mezz 2
FNMA-Cash DUS	BRE/LQ Mezz C	Harrahs Mezz 3
FNMA-DUS PFP MBS FX	BRE/LQ Mezz D	Harrahs Mezz 4
FHLMC - Others	BRE/LQ Mortgage Loan	Harrahs Mezz 5
FHLMC - Credit Facility	BREDS Apple Mezz	Harrahs Mezz 6
FHLMC Others - ARM	BSCMSI 2007-BBA8	Hayden Asset 1
Freddie Mac CRE	CapitalTrust Inc	Hayden II
Freddie Mac CRE ARM	Capmark Bank	Hayden III
Ginnie Mae	Carbon Capital II CDO 05-1	Hayden IV
GINNIE MAE - USDA	CBRE Realty Finance	Hayden IX
GNMA I	CBRE Subordinate Notes	Hayden V
	Centennial Bank	Hayden VI, LLC
Fund	Central Pacific Bank	Hayden VII
HMI Fund	CFG Mezz Loan Acq Co	Hayden VIII, LLC
	Chase Manhattan Bank	Heritage Bank
Life/Pension	CIBC Inc.	Hermes Capital, LLC
American Fidelity Assur Co	CIM 9901 La Cienega LP	Highland Capital Management
COVA-MO	Citibank Corporate Loans	Hilton
John Hancock	Columbian Life	Hilton Mezz A
PPM America	Columbus Nova	Hilton Mezz B

KeyBank National Association.-Management's Assertion Reg AB
Attachment A- Continued

Hilton Mezz C	Prudential Ins Co of Amer
Hilton Mezz D	PWC Lehman
Hilton Mezz E	Raymond James Bank NA
Hilton Mezz F	ReadyCap Commercial LLC
Hilton Mezz G	ReadyCap Revolving Asset
Hilton Mezz H	Redwood Comm Mtg Corp
Hilton Mezz I	Regions Bank
HIMCO	Republic Bank of
Third Party continued	Rosecrans 2004 LLC
Horizon Bank	Royal Bank of Canada
Husky Finco LLC	SAAR Landesbank
Hypo	Savanna Fund
IStar Asset Services	SBA
JPMorgan Chase	Sepulveda 2001 LLC
KeyBank Boston Office	SGT, Series I
Landesbank Baden Wurttembe	SGT, Series I BFSB
Landesbank Baden-Wurttem	Somerby of Mobile
Landesbank Hessen	Soros Fund Management
Landesbank Sachsen Girozen	Stabilis
LaQuinta Non-Trust	Stamford Mezz A
LaQuinta Senior Mezz	Stamford Mezz C&D
LBCMT 2007 C3 NonTrust	Starwood Capital Group
LBUBS 07C1 Non-Trust	State of Wash Investment
LEM Funding	Station Place Building 3
LibreMax Master Fund	Sterling Savings
Lotus Watervliet Fund 3	Summit Investments
LSREF2 Clipper II, LLC	Summit Office Campus
LSREF2 Clipper III, LLC	Summitbridge Credit Inv
LSREF2 Clipper Trust 2010	Summitbridge Credit Inv II
LVS I SPE XI LLC	Summitbridge Credit Inv IV
Macquarie Bank Limited	Summitbridge Credit Inv III
MCA Holdings LLC	Summitbridge Nat Inv II
Metlife	Sutherland Asset I LLC
Midland for CCSFER and PC	Sutherland JemCap REO
Midland National Bank	Swedbank
Montana Board of Invest	Teachers
Morgan Stanley Mtge Corp	Trifecta Hotel MZL8 LLC
Munchener Hypothekenbank	TS7-F Grantor Trust
New York Life Ins Co	U.S. Bank, N.A
NexBank	UBSREI
Norddeutsche Landesbank	Umpqua Bank acq Nevada SB
Northeast Bank	Union Center National
Northeast Community Bank	United Pacific Bank
NorthStar Realty Finance	VGT Jemcap Series C
One Park Avenue	VNO Roosevelt Hotel Mezz
One William Street Capital	Vornado Realty Trust
ONEX Real Estate	Wachovia Bank NA
Pacifica Equity Partners	Wachovia C34 Subordinate
Parlex 2 Finance LLC	Walton Seattle Mezz Hold
Pembrook Capital Mgmt LLC	Washington Holdings
Pembrook Community Inv	Wells Fargo Bank
Petra	Winthrop
Portigon AG	WP Carey & Co
Prinsbank	Yellow Brick Real Estate
Protective Life Ins Co.	Zions First National Bank
Provident Savings

KeyBank National Association

Management's Assertion of Compliance with Regulation AB Criteria

For the Period of January 1 through December 31, 20 13

Attachment B*

1)	KeyBank National Association (Key) has identified the following material instances of noncompliance with servicing criteria 1122(d)(4)(i) and 1122(d)(4)(x)(c) applicable to the commercial loans securitized during the year ended December 31, 2013, as follows:
i)	1122(d)(4)(i) —Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
ii)	1122(d)(4)(x)(c)-Regarding any funds held in trust for an obligor (such as escrow accounts): Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
2)	Key has implemented the following remediation procedures:
iii)	1122(d)(4)(i)- Regarding UCC filings, it was discovered, upon transfer of the servicing to Key from the previous servicer, that two loans did not have appropriate UCC filings originally filed or continued. The loans have since been corrected, and Key determined that no liens were filed in front of the UCC filing. All loans, for which servicing was transferred to Key during 2013, have been reviewed, and, the filings are being maintained in accordance with the transaction agreements.
iv)	1122(d)(4)(x)(c)- Escrow funds were not returned to the obligor within 30 calendar days of repayment. Appropriate steps have been taken, including monthly status meetings, meeting minutes, and revised procedures to insure that the refund of escrows occurs within 30 calendar days of full repayment.

*Accountant's attestation report covers only item 1 of this Attachment B